Exhibit 99.1

For further information, contact:
➢Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
➢Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
➢Yaeni Kim, Sr. Investor Relations Analyst	Phone: 973-430-6596
March 18, 2009

PSEG HOSTS FINANCIAL PRESENTATION

Reaffirms 2009 Guidance of $3.00-$3.25 Per Share
Outlines Investment Program Supported By Strong Cash Flow

Ralph Izzo, chairman, president and chief executive officer of PSEG, spoke at a conference in New York hosted by the company for the financial community.

Izzo, and members of his senior management team, described a company in solid financial condition, a commitment to operational excellence, and a strong balance sheet with a greatly reduced risk profile positioned for organic growth opportunities -- especially utility related capital projects at a fair return. Izzo said that PSEG’s financial strength and low dividend payout ratio (41%-44%) also provides the opportunity for growth.

PSEG recently declared a 3.1% increase in its quarterly common dividend rate to a current annual rate of $1.33 per share which is payable to shareholders on or before March 31, 2009. A copy of the presentation can be accessed at www.pseg.com/investor.

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, but are not limited to:

Adverse Changes in energy industry, policies and regulation, including market rules that may adversely affect our operating results.
Any inability of our energy transmission and distribution businesses to obtain adequate and timely rate relief and/or regulatory approvals from federal and/or state regulators.
Changes in federal and/or state environmental regulations that could increase our costs or limit operations of our generating units.
Changes in nuclear regulation and/or developments in the nuclear power industry generally, that could limit operations of our nuclear generating units.
Actions or activities at one of our nuclear units that might adversely affect our ability to continue to operate that unit or other units at the same site.
Any inability to balance our energy obligations, available supply and trading risks.
Any deterioration in our credit quality.
Any inability to realize anticipated tax benefits or retain tax credits.
Increases in the cost of or interruption in the supply of fuel and other commodities necessary to the operation of our generating units.
Delays or cost escalations in our construction and development activities.
Adverse investment performance of our decommissioning and defined benefit plan trust funds and changes in discount rates and funding requirements.
Changes in technology and/or increased customer conservation.

For further information, please refer to our Annual Report on Form 10-K, including item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.